Exhibit 10.2
------------

                            NONSTATUTORY STOCK OPTION
                              GRANT AGREEMENT UNDER
                                   GEXA CORP.
                               2004 INCENTIVE PLAN


     THIS AGREEMENT is entered into this 8th day of December, 2004, (the "Grant Date") between Gexa Corp., a Texas corporation (the "Company"), and David Atiqi, an employee of the Company ("Grantee"), pursuant to the provisions of the Gexa Corp. 2004 Incentive Plan (Effective May 27, 2004) (the "Plan").

     WHEREAS, the Committee has authorized and approved the grant of this Nonstatutory Stock Option to Grantee subject to the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

     1. Section 1. Grant of Option. Subject to all of the terms, conditions and provisions of the Plan and of this Agreement, the Company hereby grants to Grantee a Nonstatutory Stock Option (the "Option") under the Plan pursuant to which Grantee shall have the right and option under the Plan to purchase from the Company all or any part of an aggregate of 120,000 Shares of the Common Stock of the Company, par value $.01 per share ("Option Shares"). The Shares, when issued to Grantee upon the exercise of the Option, shall be fully paid and nonassessable. This Option is being granted in consideration of the employment of Grantee with the Company. All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein.

     Section 2. Option Price. The purchase price payable by Grantee to the Company in exercise of this Option shall be $5.51 per Share (the "Option Price"). The Option Term shall be from the Grant Date until the tenth (10th) anniversary of the Grant Date.

     Section 3. Exercise Period and Exercise of Option. The Option shall vest and become exercisable according to the following table:

o Achievement of attached stock option bonus targets, but not before May 1, 2007 - one third vested

o Achievement of attached stock option bonus targets, but not before May 1, 2008 - two thirds vested

o Achievement of attached stock option bonus targets, but not before May 1, 2009 - 100% vested

     Any Option Shares which remain unexcercised on the tenth (10th) anniversary of the Grant Date shall expire. Unless specifically provided otherwise in the Plan, the Option may be exercised at any time with respect to the vested portion as long as Grantee has been continuously employed by the Company, its parent, or a subsidiary from the Grant Date until the Option is exercised. Other terms and conditions under which the Option may be exercised are specifically provided in the Plan.

     Section 4. No Employment Commitment. Grantee acknowledges that neither the grant of this Option nor the execution of this Agreement by the Company shall be interpreted or construed as imposing upon the Company an obligation to retain his services on behalf of the Company or its affiliates for any stated period of time, which employment shall continue to be at the pleasure of the Company at such compensation as it shall determine.

     Section 5. Grantee's Agreement. Grantee expressly and specifically agrees that:

     (a) The grant of the options is special incentive compensation which shall not be taken into account as "wages" or "salary" in determining the amount of payment or benefit to the Grantee under any pension, thrift, stock or deferred compensation plan of the Company or any affiliate, as the case may be; and

     (b) On behalf of the Grantee's beneficiary, such grant shall not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company or any affiliate.

     Section 6. Plan. As previously provided, the Option herein granted by the Company to Grantee is granted subject to all of the terms, conditions and provisions of the Plan. Grantee hereby acknowledges receipt of a copy of the Plan and the parties agree that the entire text of such Plan be, and it hereby is, incorporated herein by reference as fully as if here copied in full. The terms of the Plan shall control with respect to the effect of Grantee's termination of employment, the adjustments to be made in the event of changes in the capital structure of the Company, Change in Control, and of all of the other provisions, terms and conditions of the Plan applicable to the Option granted herein. If any of the provisions of this Agreement conflict with the Plan, the provisions of the Plan shall be controlling. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee, the Company or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

     Section 7. Non-Transferability. The Option granted hereunder is not transferable or assignable by Grantee except by will or by the laws of descent and distribution or as otherwise specifically provided in the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee.

     Section 8. No Guarantee of Tax Consequences. The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

     Section 9. No Rights in Shares. Grantee shall have no rights as a stockholder in respect of the Shares until the Grantee becomes the record holder of such Shares.

     Section 10. Withholding of Taxes.

     (a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Option or its exercise hereunder.

     (b) Share Withholding. With respect to tax withholding required upon the exercise of Option Shares, Grantee may elect, subject to the approval of the Committee in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Grantee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

     The Company shall have the right to take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

     Section 11. Restrictions on Exercise. The Option may not be exercised if the issuance of such Option Shares or the exercise thereof (including but not limited to the method of payment of the consideration for such Shares) would constitute a violation of any applicable federal or state securities or other laws or regulations, any rules or regulations of any stock exchange on which the Common Stock may be listed or Company policies.

     Section 12. General.

     (a) Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another. Notices shall be effective upon receipt.

     (b) Amendment and Termination. No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Grantee and Company.

     (c) Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

     (d) Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the Options covered hereby.

     (e) Governing Law. The Option shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

     (f) Community Property. Each spouse individually is bound by, and such spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.


                            [Signature page follows.]

     IN WITNESS WHEREOF, this Agreement is executed and entered into effective on the day and year first above written.


                                          GEXA CORP.
                                          20 Greenway Plaza, Suite 600
                                          Houston, Texas 77046
ATTEST:

                                          By:      /s/ Neil Leibman
                                                 --------------------------
 /s/ David K. Holeman                     Name:  Neil M. Leibman
---------------------------------         Title: Chief Executive Officer
David K. Holeman, Secretary






                                              /s/ David Atiqi__
                                       ________________, Grantee
                                       ____________________________________
                                       ____________________________________
                                                                   [address]

                                   Exhibit A

                           Stock Option Bonus Targets

     The Company has recently announced that it has filed the necessary applications to become a qualified Retail Electricity Provider in New York and Massachusetts (the "New Markets"), in order to provide electricity to the Company's customers in Texas who also have operations in the New Markets. In order to further incentivize the Executive regarding the Company's operations in the New Markets, the Executive will be entitled to vest in stock options granted on December 8, 2004 under the terms and conditions provided below; provided, that, the Executive will not be entitled to receive any other compensation, including additional bonuses, commissions or equity incentives, regarding his performance as it relates to the New Markets other than the options granted on December 8, 2004. The terms and amount of the options are as detailed in the Non Statutory Sock Option Grant Agreement dated December 8, 2004.

     Stock Option Bonus Achievement Criteria - from the period beginning on May 1, 2005 through April 30, 2006 (the "Period"), the Company will determine during each month of the Period, the total number of kWh's delivered to customers in the New Markets who have signed agreements with the Company with a term of at least 1 year, and will also determine the Profit Margin (defined below) per kWh during the Period.

If the Profit Margin during the Period is at least $.003 per kWh, then the Employee shall be eligible to vest in the number of Options that corresponds in the table set forth below to the highest amount of monthly kWh's delivered by the Company during the Period in the New Markets to customers who have signed agreements with the Company with a term of at least 1 year. If the Profit Margin is less than $.003 per kWh during the Period, or if the highest amount of monthly kWh's in the Period is less than 10,000,000 kWhs, then no options will be eligible to vest.

         highest kWh per month
         rounded up to nearest           Options Subject to Vesting
         ---------------------           --------------------------

            10,000,000                              10,000
            15,000,000                              10,000
            20,000,000                              10,000
            25,000,000                              10,000
            30,000,000                              10,000
            40,000,000                              10,000
            50,000,000                              20,000
            60,000,000                              20,000
            60,000,000+                             20,000
                                                   120,000

     For example, if the highest monthly amount of kWh in the Period (sold to customers in the New Markets with contracts of at least 1 year) is 20,000,000, the Executive will eligible to vest in 30,000 shares according to the vesting schedule detailed in the Non Statutory Stock Option Grant dated December 8, 2004. The employee will forfeit 90,000 options under this scenario. If the highest monthly amount of kWh in the Period (sold to customers in the New Markets with contracts of at least 1 year) is 65,000,000, the Executive will be eligible to vest in 120,000 shares according to the vesting schedule detailed in the Non Statutory Stock Option Grant dated December 8, 2004. For purposes hereof, the term "Profit Margin" shall mean the sum of all operating revenues attributable to sales of kWh's in the New Markets during the Period (sold to customers in the New Markets with contracts of at least 1 year), before taxes, less all cost of goods sold (including cost per mWh, ancillaries, balancing, ISO fees, congestion, transmission and distribution costs, losses of any type and any brokerage or other fees and anniversaries regarding sales of kWhs), divided by the total number of kWh's sold in the New Markets in the Period (sold to customers in the New Markets with contracts of at least 1 year).

                                   COMPANY:

                                   GEXA CORP.


                                   By:      /s/ Neil Leibman
                                            ----------------------------
                                            Neil Leibman, Chairman & CEO

                                   EXECUTIVE:


                                   By:      /s/ David Atiqi
                                            ---------------------------
                                            David Atiqi